UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2014
LEXARIA CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Agreement Item 3.02 Unregistered Sales of Equity Securities Item 5.02. Appointment of Principal Officers.

On December 22, 2014, the Company appointed Thomas Ihrke as Vice President of US Operations. The Company executed an eighteen month consulting contract with Mr. Ihrke with a monthly compensation of $3,000.

The Company on June 11, 2014 had adopted the 2014 Stock Option Plan. Based on this original Stock Option Plan, on December 22, 2014, the Company has granted 1,425,000 stock options to Directors, Officers and consultants. The exercise price of the stock options is $0.11, 1,125,000 vesting immediately, 100,000 vesting in six month, and 100,000 vesting in 12 months expiring on December 22, 2019.

The following are the recipients and the options granted:

Chris Bunka	500,000
Bal Bhullar	500,000
Nicholas Baxter	100,000
Thomas Ihrke	300,000
Allan Spissinger	25,000

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the stock options and agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Stock Option Agreement dated December 22, 2014
10.2	Consulting Agreement with Thomas Ihrke
99.1	Press Release dated December 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2014

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO